                                                                    EXHIBIT 99.1

(VIASAT NEWS)



                                                            May 12, 2004

                                                            Contact:
                                                            Bruce Rowe

                                                            ViaSat Inc.
                                                            760-476-2505
                                                            www.viasat.com


VIASAT REPORTS RECORD NEW BUSINESS ORDERS, REVENUES AND NET INCOME FOR FISCAL YEAR 2004

      CARLSBAD, CA -- ViaSat Inc. (NASDAQ: VSAT), a provider of communication equipment for government and commercial customers, today announced financial and operating results for the fourth quarter and fiscal year 2004. ViaSat concludes its fiscal year 2004 with a number of company records including fourth quarter revenues of $83.2 million, annual revenues of $278.6 million, annual new orders of $346.6 million, annual net income of $13.2 million, and annual cash flow from operations of over $28 million.

      "Fiscal 2004 was very satisfying for ViaSat as we achieved or exceeded all of the ambitious objectives we set out at the beginning of the year," said Mark Dankberg, chairman and CEO of ViaSat. "But, we believe our year ending competitive position is even more important than the financial accomplishments. Our substantial backlog, continued strong order flow in both commercial and government markets, wealth of funded R&D, strong balance sheet, and roster of new products all contribute to our confidence in achieving another record year in fiscal 2005."

      The Company also announced that it is revising the presentation of costs incurred for its Immeon joint venture for fiscal years 2003 through 2001. The restatement will have no impact at all on previously reported revenues, net income, earnings per share, assets, liabilities or stockholders' equity for the periods presented. Subsequently, the Company intends to file an amendment to extend its universal shelf registration statement on Form S-3 with the Securities and Exchange Commission. Additional details on these two topics are provided later in this release.

FINANCIAL RESULTS

      For the fourth quarter and fiscal year ended April 2, 2004*, the Company reported the following:

(In millions, except share data)                 Q4 2004          Q4 2003           FY 2004          FY 2003
--------------------------------                 -------          -------           -------          -------
Revenues                                         $  83.2          $  53.7           $ 278.6          $ 185.0
Actual net income (loss)                         $   3.8          ($  1.3)          $  13.2          ($  9.6)
Per share net income (loss)                      $  0.13          ($ 0.05)          $  0.48          ($ 0.37)
Pro forma net income (loss)**                    $   5.0          ($  0.0)          $  17.9          ($  4.6)
Per share pro forma net income (loss)**          $  0.18          ($ 0.00)          $  0.65          ($ 0.18)
Weighted average shares                             28.4             26.1              27.6             26.0

New orders / Contract awards                     $  73.2          $  59.7           $ 346.6          $ 259.2
Sales backlog                                    $ 281.6          $ 213.6           $ 281.6          $ 213.6

                                    --more--

(VIASAT SMALL LOGO)                                                            2

* ViaSat adopted a 52- or 53-week fiscal year beginning with its fiscal year 2004, which ends on the Friday closest to March 31. ViaSat's quarters for fiscal year 2004 ended on July 4, 2003, October 3, 2003, January 2, 2004 and April 2, 2004.

** All non-GAAP pro forma numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets). A reconciliation of specific adjustments to GAAP results for these periods is included in the "Pro Forma Condensed Consolidated Statement of Operations" table on page 6 of this release. A description of our use of non-GAAP information is provided under "Use of Pro Forma Financial Information" below.

Note: In the third quarter of fiscal year 2004, ViaSat recorded an after-tax gain of approximately $3.8 million as a result of its settlement of litigation with Scientific-Atlanta relating to the acquisition of the Scientific-Atlanta satellite networks business in April 2000, which is net of specific assets claimed and legal costs. This one-time gain added approximately $0.14 per share to the results on a fully diluted and pro forma basis.

GOVERNMENT SEGMENT

      Government Systems recorded quarterly revenues of $39.6 million and fiscal year revenues of $128.1 million. These amounts represent a 77% increase over the fourth quarter revenues of fiscal year 2003 and a 56% increase over fiscal year 2003 revenues and were in large part a result of the $170.5 million in government segment awards received during the fiscal year. Record revenues were achieved in fiscal year 2004 in the Tactical Data Links, Information and Network Security, Mobile Satellite Systems and Government Broadband business areas. With a strong mix of customer funded development and production orders in backlog of $142.4 million as of year end, we believe the Government Systems segment is well positioned for continued growth into next fiscal year.

COMMERCIAL SEGMENT

      The Commercial segment recorded record quarterly revenues of $43.6 million and fiscal year revenues of $150.5 million. These figures represent a 39% increase over revenues for the fourth quarter of fiscal year 2003 and a 47% increase over fiscal year 2003 revenues. Record revenues were achieved in fiscal year 2004 in the VSAT Networks and Satellite Ground Systems businesses. The strong revenue growth in the commercial segment reflects improved competitive positioning, more favorable market conditions in the commercial telecommunication market for our VSAT Networks systems, record awards in our large antenna systems business, and the further development and deployment of our in-flight and consumer satellite broadband internet systems.

SELECT FISCAL YEAR 2004 BUSINESS HIGHLIGHTS

- New contract awards for the year of approximately $83 million for our Tactical Data Link products, including a $30 million contract for Multifunctional Information Distribution System (MIDS) LVT(1)

                                    --more--

(VIASAT SMALL LOGO)                                                            3

      terminals for the Royal Netherlands Air Force representing our largest order to date for the international market.

- Continued progress in our Broadband Systems group, including over $17 million in fourth quarter orders for airborne, consumer, and enterprise broadband systems from key customers Connexion by Boeing, Telesat and ARINC, and a year-end backlog of more than 115,000 terminals for our DOCSIS(R) based satellite products.

- Year over year VSAT (Very Small Aperture Terminal) sales growth of better than 25%, led by our LinkStar broadband VSAT with shipments now totaling over 20,000 units. Continued progress in the North American VSAT market, the world's largest, highlighted by our first award for the U.S. lottery market from Intralot.

- US Monolithics earned its first positive operating margin in the fourth quarter as a result of a combination of new business from both defense and commercial customers.

- Significant increase in new business orders for the Comsat Laboratories business in the fourth quarter due to U.S. Department of Defense development contracts from major defense prime contractors for transformational communication systems.

- Continued success in winning new orders for our Government Broadband business, led by development and follow-on orders for the Enhanced Bandwidth Efficient Modem (EBEM), and success in migrating our commercial IP, bandwidth-on-demand VSAT products into networks for joint coalition operations in Iraq.

- Our large antenna systems business posted fiscal year 2004 orders close to $50 million and earned strategic positions in the large range upgrade, telemetry and missile defense markets.

- ViaSat's recognition by several sources for its outstanding performance during the year, both in terms of financial performance and growing industry stature. Two highlights were BUSINESS 2.0 magazine ranking the Company No. 8 on its list of the "100 Fastest Growing Tech Companies" and CEO Mark Dankberg's selection as "Satellite Executive of the Year" for 2003 by VIA SATELLITE magazine, the VSAT industry's leading trade publication.

REVISING PRIOR PRESENTATION OF COSTS INCURRED FOR JOINT VENTURE

      As indicated above, the Company announced that it will file an amended Form 10-K for its fiscal year ended March 31, 2003 to revise the previous presentation of costs incurred for its Immeon Networks, LLC joint venture. ViaSat will restate amounts in fiscal years 2003, 2002, and 2001 previously recorded as "Equity in loss of joint venture" to "Cost of revenues" in the Statement of Operations and also reflect the related impact in the Statement of Cash Flows. These revisions will not affect ViaSat's previously reported revenues, net income, earnings per share, assets, liabilities or stockholders' equity for the periods presented. A summary of the financial information related to this restatement is provided at the end of this release.

                                    --more--

(VIASAT SMALL LOGO)                                                            4

PLANNED SHELF AMENDMENT

      The Company intends to file an amendment to extend its universal shelf registration statement on Form S-3 with the Securities and Exchange Commission during the next fiscal quarter. Once declared effective by the SEC, the amended universal shelf on Form S-3 will permit ViaSat, from time to time, to sell securities for proceeds in an aggregate amount of up to $200 million. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

CONFERENCE CALL

      ViaSat Inc. will host a conference call to discuss these fiscal year 2004 fourth quarter and year end results at 5:00 P.M. Eastern Time on Wednesday, May 12, 2004. The dial-in number is (888) 793-1728 and the reservation code is 21195032. A replay will be available until 7:00 P.M. May 13 at (800) 633-8284, reservation code 21195032. You can also access our conference call webcast and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate web site (www.viasat.com). The call will be archived and available on that site for at least twelve months immediately following the conference call.

ABOUT VIASAT

      ViaSat produces innovative satellite and other wireless communication products that enable fast, secure, and efficient communications to any location. ViaSat has a full line of VSAT products for data and voice applications. ViaSat is a market leader in Ka-band satellite systems, from user terminals to large gateways. Other products include network security devices, tactical data radios, and communication simulators. ViaSat has locations in Carlsbad, CA, and Norcross, GA, along with its Comsat Laboratories division based in Clarksburg, MD. Additional field offices are located in Boston, MA, Washington DC/Baltimore, Australia, China, India, and Italy.

      In addition, ViaSat's wholly-owned subsidiary, U.S. Monolithics, designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications. U.S. Monolithics is based in Chandler, Arizona.


USE OF PRO FORMA FINANCIAL INFORMATION

      Pro forma net income (loss) excludes the effect of acquisition related charges (amortization of intangible assets). Pro forma net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting.


                                    --more--

(VIASAT SMALL LOGO)                                                            5

Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. Pro forma net income (loss) as presented herein may not be comparable to similarly titled measures reported by other companies. See the "Pro Forma Condensed Consolidated Statement of Operations" table for a reconciliation of net income (loss) to pro forma net income (loss).


SAFE HARBOR STATEMENT

      Portions of this release, particularly ViaSat's financial prospects for fiscal year 2005 and beyond and the "Select Fiscal Year 2004 Business Highlights," "Revising Prior Presentation of Costs Incurred for Joint Venture" and "Planned Shelf Amendment" sections contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: ViaSat's ability to perform under existing contracts and obtain additional contracts; ViaSat's ability to develop new products that gain market acceptance; changes in product supply, pricing and customer demand; changes in relationships with, or the financial condition of, key customers or suppliers; changes in government regulations; changes in economic conditions globally and in the communications markets in particular; increased competition; potential product liability, infringement and other claims; and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat's Form 10-K. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

      Comsat Labs and Comsat Laboratories are tradenames of ViaSat, Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. "Comsat" is a registered trademark of COMSAT Corporation.

                                       ###

(VIASAT SMALL LOGO)                                                            6



                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED                         YEAR ENDED
                                            -------------------------------------     ---------------------------------
                                            APRIL 2, 2004          MARCH 31, 2003     APRIL 2, 2004      MARCH 31, 2003
                                                                    RESTATED                                RESTATED
                                            -------------          --------------     -------------      --------------
Revenues                                       $  83,221           $  53,700           $ 278,579           $ 185,022
Cost of revenues                                  63,641              40,290             206,327             142,908
                                               ---------           ---------           ---------           ---------
Gross Profit                                      19,580              13,410              72,252              42,114
Operating expenses:
Selling, general & administrative                 11,228              11,130              38,800              37,858
Independent research and development               2,064               4,344               9,960              16,048
Amortization of intangible assets                  1,963               2,113               7,841               8,448
                                               ---------           ---------           ---------           ---------
Income (loss) from operations                      4,325              (4,177)             15,651             (20,240)
Interest and other                                   (77)               (199)               (552)               (825)
                                               ---------           ---------           ---------           ---------
Income (loss) before income taxes                  4,248              (4,376)             15,099             (21,065)
                                               ---------           ---------           ---------           ---------
Net Income (loss)                              $   3,814           $  (1,283)          $  13,168           $  (9,632)
                                               =========           =========           =========           =========
Diluted net income (loss) per share            $    0.13           $   (0.05)          $    0.48           $   (0.37)
                                               =========           =========           =========           =========
Diluted common equivalent shares                  28,356              26,125              27,558              26,016


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED                         YEAR ENDED
                                             -----------------------------------    ----------------------------------
                                             APRIL 2, 2004        MARCH 31, 2003    APRIL 2, 2004       MARCH 31, 2003
                                                                    RESTATED                                RESTATED
                                             -------------        --------------    -------------       --------------
Revenues                                       $  83,221           $  53,700           $ 278,579           $ 185,022
Cost of revenues                                  63,641              40,290             206,327             142,908
                                               ---------           ---------           ---------           ---------
Gross Profit                                      19,580              13,410              72,252              42,114
Operating expenses:
Selling, general & administrative                 11,228              11,130              38,800              37,858
Independent research and development               2,064               4,344               9,960              16,048
                                               ---------           ---------           ---------           ---------
Pro forma income (loss) from operations            6,288              (2,064)             23,492             (11,792)
Interest and other                                   (77)               (199)               (552)               (825)
                                               ---------           ---------           ---------           ---------
Pro forma income (loss) before
income taxes                                       6,211              (2,263)             22,940             (12,617)
                                               ---------           ---------           ---------           ---------
Pro forma net income (loss)                    $   4,992           $     (15)          $  17,873           $  (4,563)
                                               =========           =========           =========           =========
Pro forma diluted net income (loss)
per share                                      $    0.18           $   (0.00)          $    0.65           $   (0.18)
                                               =========           =========           =========           =========
Diluted common equivalent shares                  28,356              26,125              27,558              26,016



AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income (loss)                     $  3,814           $ (1,283)          $ 13,168           $ (9,632)
Amortization of intangible assets             1,963              2,113              7,841              8,448
Income tax effect                              (785)              (845)            (3,136)            (3,379)
                                           --------           --------           --------           --------
Non-GAAP net income (loss)                 $  4,992           $    (15)          $ 17,873           $ (4,563)
                                           --------           --------           --------           --------


RECONCILIATION OF RESTATEMENT-GAAP BASIS

THE ADJUSTMENTS BELOW REPRESENT THE REVISIONS TO PREVIOUSLY REPORTED EQUITY IN LOSS OF JOINT VENTURE WHICH HAVE BEEN RECLASSIFIED TO COST OF REVENUES. ALL OTHER LINE ITEMS REMAIN UNCHANGED, INCLUDING REVENUES, NET INCOME AND EARNINGS PER SHARE.

                                              THREE MONTHS ENDED     YEAR ENDED
                                               MARCH 31, 2003      MARCH 31, 2003
                                                   RESTATED           RESTATED
                                               --------------      --------------
Gross Profit, previously reported                  $ 13,488           $ 43,814
Restatement adjustment                                  (78)            (1,700)
                                                   --------           --------
Gross Profit, as restated                          $ 13,410           $ 42,114
                                                   ========           ========
Income (loss) from operations, previously
reported                                           $ (4,099)          $(18,540)

Restatement adjustment                                  (78)            (1,700)
                                                   --------           --------
Income (loss) from operations, as
restated                                           $ (4,177)          $(20,240)
                                                   ========           ========
Equity in loss of joint venture,
previously reported                                $    (78)          $ (1,700)
Restatement adjustment                                   78              1,700
                                                   --------           --------
Equity in loss of joint venture, as
restated                                           $     --           $     --
                                                   ========           ========

SIMILAR ADJUSTMENTS WILL BE MADE FOR FISCAL YEARS ENDED MARCH 31, 2002 AND 2001 IN THE AMOUNT OF $2,787 AND $558, RESPECTIVELY.

                                    --more--

(VIASAT SMALL LOGO)                                                            7



                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                 (IN THOUSANDS)

ASSETS                       APRIL 2, 2004    MARCH 31, 2003       LIABILITIES AND                 APRIL 2, 2004     MARCH 31, 2003
                                                                   STOCKHOLDERS' EQUITY
Current Assets:                                                    Current liabilities:
Cash and S-T investments       $ 18,670          $  4,269          Accounts payable                   $ 32,635          $ 21,983
Accounts receivable, net        110,766            80,962          Accrued liabilities                  34,050            19,036
Inventory                        30,357            29,758          Line of credit                           --             9,950
Deferred income taxes             5,487             4,241                                             --------          --------
Other current assets              9,251             6,015          Total current liabilities            66,685            50,969
                               --------          --------          Other liabilities                     2,944             1,847
Total current assets            174,531           125,245                                             --------          --------
                               --------          --------          Total liabilities                    69,629            52,816
Goodwill, net                    19,492            19,492                                             --------          --------
Other intangible assets,         27,632            35,474          Total stockholders'equity           203,053           184,339
net                                                                                                   --------          --------
Property and equip, net          32,052            33,609                                             $272,682          $237,155
Other assets                     18,975            23,335                                             --------          --------
                               --------          --------
                               $272,682          $237,155
                               --------          --------



                                    --more--